AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT dated as of April 8, 2009.

BETWEEN:

TUSCANY MINERALS, LTD., a Washington corporation, having its office at 780 – 333 Seymour Street, Vancouver, British Columbia, Canada V6B 5A6

(**"Tuscany Washington"**)

AND:

TUSCANY MINERALS LTD., a Wyoming corporation, having its office at 4247 Rockbank Place, West Vancouver, British Columbia, Canada V7W 1A8

(**"Tuscany Wyoming"**)

WHEREAS:

A. Tuscany Wyoming is the wholly-owned subsidiary of Tuscany Washington;

B. The boards of directors of Tuscany Washington and Tuscany Wyoming deem it advisable and in the best interests of their respective companies and shareholders that Tuscany Washington be merged with and into Tuscany Wyoming, with Tuscany Wyoming remaining as the surviving corporation under the name "Tuscany Minerals Ltd.";

C. The board of directors of Tuscany Washington has approved the plan of merger embodied in this Agreement; and

D. The board of directors of Tuscany Wyoming has approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

1. THE MERGER

1.1 The Merger

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), Tuscany Washington shall be merged with and into Tuscany Wyoming in accordance with the applicable laws of the State of Washington and the State of Wyoming (the "**Merger**"). The separate existence of Tuscany Washington shall cease, and Tuscany Wyoming shall be the surviving corporation under the name "Tuscany Minerals Ltd." (the "**Surviving Corporation**") and shall be governed by the

laws of the State of Wyoming. Tuscany Wyoming waives the notice requirement of section 705 of the *Wyoming Business Corporations Act.*

1.2 **Effective Date**

The Merger shall become effective on the date and at the time (the "**Effective Date**") that:

(a) the Articles of Merger, in substantially the form annexed hereto as Appendix A, that the parties hereto intend to deliver to the Secretary of State of the State of Washington are accepted and declared effective by the Secretary of State of the State of Washington;

(b) the Articles of Merger, in substantially the form annexed hereto as Appendix B, that the parties hereto intend to deliver to the Secretary of State of the State of Wyoming are accepted and declared effective by the Secretary of State of the State of Wyoming; and

(c) after satisfaction of the requirements of the laws of the State of Wyoming and the State of Washington, as applicable.

1.3 **Articles of Incorporation**

On the Effective Date, the Articles of Incorporation of Tuscany Wyoming, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation.

1.4 **Bylaws**

On the Effective Date, the Bylaws of Tuscany Wyoming, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

1.5 **Directors and Officers**

The directors and officers of Tuscany Wyoming immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

2. **CONVERSION OF SHARES**

2.1 **Common Stock of Tuscany Washington**

Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of Tuscany Washington, par value of $0.001 per share, outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of the common stock of the Surviving Corporation, par value of $0.001 per share (the "**Survivor Stock**").

2.2 **Common Stock of Tuscany Wyoming**

Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Tuscany Wyoming outstanding immediately prior to the Effective Date shall be cancelled.

2.3 **Exchange of Certificates**

Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein.

3. **EFFECT OF THE MERGER**

3.1 **Rights, Privileges, etc.**

On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of Tuscany Washington and Tuscany Wyoming; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Tuscany Washington and Tuscany Wyoming on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in Tuscany Washington or Tuscany Wyoming, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of Tuscany Washington and Tuscany Wyoming shall be preserved unimpaired, and all liens upon the property of Tuscany Washington or Tuscany Wyoming shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2 **FURTHER ASSURANCES**

From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Tuscany Washington such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Tuscany Washington and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Tuscany Washington or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4. **GENERAL**

4.1 **Abandonment**

Notwithstanding any approval of the Merger or this Agreement by the shareholders of Tuscany Washington or Tuscany Wyoming or both, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written agreement of Tuscany Washington and Tuscany Wyoming.

4.2 **Amendment**

At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the board of directors of either Tuscany Washington or Tuscany Wyoming or both.

4.3 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Wyoming.

4.4 Counterparts

In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

4.5 Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first written.

TUSCANY MINERALS, LTD.

Per: ______________________________
Authorized Signatory

TUSCANY MINERALS LTD.

Per: ______________________________
Authorized Signatory

APPENDIX A

To the Agreement and Plan of Merger between
Tuscany Washington and Tuscany Wyoming.

<u>Articles of Merger Washington</u>

Pursuant to the provisions of the *Washington Business Corporation Act*, the undersigned corporations adopt the following articles of merger:

1. The Plan of Merger is as follows: Tuscany Minerals, Ltd., a Washington corporation ("Tuscany Washington"), will merge with and into Tuscany Minerals Ltd., a Wyoming corporation ("Tuscany Wyoming") and wholly-owned subsidiary of Tuscany Washington, with Tuscany Wyoming as the surviving corporation, the terms and conditions of which are set out in an Agreement and Plan of Merger dated April 8, 2009 (the "Merger Agreement"), between Tuscany Washington and Tuscany Wyoming (the "Merger").

2. The Merger Agreement was adopted by Tuscany Wyoming by consent of its sole shareholder by a resolution dated April 8, 2009. In accordance with the *Wyoming Business Corporation Act*, the number of the Shares cast in favor of adopting the Merger Agreement was sufficient for approval of the Merger by all of the voting groups of Tuscany Wyoming.

3. At a special meeting of the shareholders of Tuscany Washington, held on _____________, 2009 (the "Meeting"), all of the holders of Tuscany Washington's 12,538,000 shares of common stock, par value $0.001 per share (the "Shares") were entitled to vote for or against the adoption of the Merger Agreement at the Meeting.

4. At the Meeting, ____________ votes, representing ____% of the Shares were cast in favor of adopting the Merger Agreement and ______________ votes, representing ____% of the Shares were cast against the adoption of the Merger Agreement. In accordance with the *Washington Business Corporation Act*, the number of the Shares cast in favor of adopting the Merger Agreement was sufficient for approval of the Merger by all of the voting groups of Tuscany Washington.

5. All entities party to the Merger Agreement have complied with the laws of their respective jurisdiction of organization concerning the Merger.

TUSCANY MINERALS, LTD.

Per: ____________________________

By:
Date:

TUSCANY MINERALS LTD.

Per: ____________________________

By:
Date:

APPENDIX B

To the Agreement and Plan of Merger between
Tuscany Washington and Tuscany Wyoming.

Articles of Merger Wyoming

Pursuant to the provisions of the *Wyoming Business Corporation Act*, the undersigned corporations adopt the following articles of merger:

1. The Plan of Merger is as follows: Tuscany Minerals, Ltd., a Washington corporation ("Tuscany Washington"), will merge with and into Tuscany Minerals Ltd., a Wyoming corporation ("Tuscany Wyoming") and wholly-owned subsidiary of Tuscany Washington, with Tuscany Wyoming as the surviving corporation, the terms and conditions of which are set out in an Agreement and Plan of Merger dated April 8, 2009 (the "Merger Agreement"), between Tuscany Washington and Tuscany Wyoming (the "Merger").

2. The Merger Agreement was adopted by Tuscany Wyoming by consent of its sole shareholder by a resolution dated April 8, 2009. In accordance with the *Wyoming Business Corporation Act*, the number of the Shares cast in favor of adopting the Merger Agreement was sufficient for approval of the Merger by all of the voting groups of Tuscany Wyoming.

3. At a special meeting of the shareholders of Tuscany Washington, held on _____________, 2009 (the "Meeting"), all of the holders of Tuscany Washington's 12,538,000 shares of common stock, par value $0.001 per share (the "Shares") were entitled to vote for or against the adoption of the Merger Agreement at the Meeting.

4. At the Meeting, _____________ votes, representing ____% of the Shares were cast in favor of adopting the Merger Agreement and _______________ votes, representing ____% of the Shares were cast against the adoption of the Merger Agreement. In accordance with the *Washington Business Corporation Act*, the number of the Shares cast in favor of adopting the Merger Agreement was sufficient for approval of the Merger by all of the voting groups of Tuscany Washington.

5. All entities party to the Merger Agreement have complied with the laws of their respective jurisdiction of organization concerning the Merger.

TUSCANY MINERALS, LTD.

Per: ______________________________

By:
Date:

TUSCANY MINERALS LTD.

Per: ______________________________

By:
Date: